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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Res-Care, Inc.

     We consent to incorporation by reference in the registration statements (No. 33-61878), (No. 33-76612), (No. 33-85964) and (No. 33-80331) on Form S-8 of
Res-Care, Inc. of our report dated February 24, 1998, relating to the consolidated balance sheets of Res-Care, Inc. and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Res-Care, Inc.

                                                           KPMG PEAT MARWICK LLP

Louisville, Kentucky
March 27, 1998

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